Exhibit 10.3
PERFORMANCE STOCK UNIT GRANT NOTICE
UNDER THE
HOME POINT CAPITAL INC.
2021 INCENTIVE PLAN
Home Point Capital Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of performance stock units (“Performance Stock Units”) set forth below. The Performance Stock Units are subject to all of the terms and conditions as set forth herein, in the Performance Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:    [•]
Date of Grant:     [•]
Vesting Commencement Date:    [•]

Number of
Performance Stock Units:     [•]

Vesting Schedule:    The Performance Stock Units shall vest in accordance with Appendix A, attached to this Grant Notice.
Dividend Equivalents:    The Performance Stock Units shall be credited with dividend equivalent payments, as provided in Section 13(c)(iii) of the Plan.
*    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN.

Participant1
___________________________________

Home Point Capital Inc.
___________________________________
By:
Title:

1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant's signature hereto.

Appendix A
to the Grant Notice
The Performance Stock Units granted under the Grant Notice to which this Appendix A is attached will become earned (“Earned PSUs”) based on achievement of the Performance Condition with respect to the Performance Period, and Earned PSUs shall vest, in each case, as set forth below, as set forth below.
1.    Performance Period
The applicable “Performance Period” shall commence on the first day of the Company’s 2021 third fiscal quarter and end on the last day of the Company’s 2024 second fiscal quarter.
2.    Performance Condition and Calculation of Level of Achievement
The number of Performance Stock Units that become Earned PSUs shall be based on the level of achievement of the Performance Condition over the Performance Period, as set forth in the table below:

Level of Achievement	Avg. ROE over Performance Period
Threshold Level of Achievement	15%
25% Level of Achievement	25%
Target Level of Achievement	30%
35% Level of Achievement	35%
Maximum Level of Achievement	40%
Notwithstanding the foregoing, in the event of a Change in Control during the Performance Period, immediately prior to such Change in Control, the level of achievement of the Performance Condition shall be determined through the date of the Change in Control based on the greater of target level or actual level (as determined by the Committee, taking into account the applicable transaction price in such Change in Control).

3.    Calculation of Number of Earned PSUs
Following the last day of the Performance Period (or if earlier, in connection with a Change in Control, as described above), the Committee shall determine the level of achievement with respect to the Performance Condition and calculate the “Percentage of Target Award Earned” (as set forth the table below) based on such level of achievement in accordance with the following table:

Level of Achievement	Percentage of Target Award Earned
Below Threshold	0%
Threshold	50%
25% Achievement	75%
Target	100%
35% Achievement	125%
Maximum	150%
Above Maximum	150%

Unless otherwise determined by the Committee, if actual performance with respect to any tranche is between (i) “Threshold” and “25% Achievement”, (ii) “25% Achievement” and “Target”, (iii) “Target” and “35% Achievement” or (iv) “35% Achievement” and “Maximum” levels of achievement, the Percentage of Target Award Earned shall be determined using linear interpolation (and rounded to the nearest whole percentage point) between such numbers.
The number of Performance Stock Units that become Earned PSUs during the Performance Period shall equal (x) the number Performance Stock Units granted hereunder multiplied by (y) the applicable Percentage of Target Award Earned (rounded up to the nearest whole unit).
All determinations with respect to whether and to the extent to which the Performance Condition has been achieved shall be made by the Committee in its sole discretion and the Performance Condition shall not be achieved and the applicable Performance Stock Units shall not become Earned PSUs until the Determination Date.
Any Performance Stock Units which do not become Earned PSUs based on achievement of the Performance Condition during the Performance Period shall be forfeited as of the last day of the Performance Period.
4.    Vesting of Earned PSUs
With respect to any Determination Date that occurs other than in connection with a Change in Control, provided that the Participant has not undergone a Termination on or prior to such Determination Date, Earned PSUs shall become vested on the Determination Date.
With respect to any Determination Date that occurs in connection with a Change in Control, provided that the Participant has not undergone a Termination on or prior to the last day of the Performance Period, Earned PSUs shall become vested on the last day of the Performance Period; provided, however, that in the event that the Participant undergoes a Termination (i) by the Service Recipient without Cause, or (ii) as a result of such Participant’s death or Disability, in each case on or following such Change in Control during the Performance Period, any Earned PSUs shall vest immediately prior to such Termination.
5.    Definitions
(a)    “Determination Date” shall mean the date upon which the Committee approves in writing the extent to which the Performance Condition has been met but in no event shall such date be later than the end of the next fiscal quarter immediately following the end of the Performance Period.
(b)    “Performance Condition” shall mean the three-year average Return on Equity over the Performance Period.
(c)    “Return on Equity” or “ROE” shall mean the quotient of the Company’s quarterly net income (as publicly reported by the Company) divided by the Company’s quarterly shareholders’ equity.

PERFORMANCE STOCK UNIT AGREEMENT
UNDER THE
HOME POINT CAPITAL INC.
2021 INCENTIVE PLAN
Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance Stock Unit Agreement (this “Performance Stock Unit Agreement”) and the Home Point Capital Inc. 2021 Incentive Plan, as it may be amended and restated from time to time (the “Plan”), the Home Point Capital Inc., a Delaware corporation (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Performance Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Performance Stock Units provided in the Grant Notice (with each Performance Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Performance Stock Units to the Participant under this Performance Stock Unit Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Performance Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Performance Stock Units hereunder and makes no implied promise to grant additional Performance Stock Units. For purposes of the Plan, Performance Stock Units shall be deemed a Restricted Stock Unit subject to the Performance Conditions set forth in the Grant Notice.
2.Vesting. Subject to the conditions contained herein and in the Plan, the Performance Stock Units shall vest as provided in the Grant Notice.
3.Settlement of Performance Stock Units. Subject to any election by the Committee pursuant to Section 8(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each Earned PSU (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Earned PSU shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Performance Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Performance Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.

4.Treatment of Performance Stock Units Upon Termination. The provisions of Section 8(c)(ii) of the Plan are incorporated herein by reference and made a part hereof; provided, however, that in the case of a Termination as a result of the Participant’s death, unvested Performance Stock Units will remain outstanding for one (1) month following the date of such Termination, but shall be eligible to vest only to the extent the Committee determines, during such one (1) month period, to accelerate the vesting of such unvested Performance Stock Units, and if the Committee fails to make such determination, the unvested Performance Stock Units will terminate without further action at the end of such period.
5.Company; Participant.
(a)The term “Company” as used in this Performance Stock Unit Agreement with reference to service shall include the Company and its Subsidiaries.
(b)Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Performance Stock Units may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or person.
6.Non-Transferability. The Performance Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Performance Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Performance Stock Units shall terminate and become of no further effect.
7.Rights as Shareholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the Grant Notice and Section 13(c)(iii) of the Plan, the Participant or a Permitted Transferee of the Performance Stock Units shall have no rights as a shareholder with respect to any share of Common Stock underlying a Performance Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8.Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability, if any, referred to in Section 13(d) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise deliverable pursuant to the settlement of the Performance Stock Units a number of shares of Common Stock with a Fair Market Value, on the date that the Performance Stock Units are settled, equal to such withholding liability.

9.Notice. Every notice or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10.No Right to Continued Employment/Service. This Performance Stock Unit Agreement does not confer upon the Participant any right to continue as an employee, officer, director or other service provider to the Company.
11.Binding Effect. This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
12.Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
13.Governing Law. This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
14.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Performance Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

15.Section 409A. It is intended that the Performance Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.
16.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
17.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
18.Entire Agreement. This Performance Stock Unit Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.